UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 3, 2010

NATURE’S CALL BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-163077	27-1269503
(State or Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Lazard Avenue, Mount Royal, QC  H3R 1P3
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code:  514.337.5252

2625 Butterfield Road, Suite 138S, Oak Brook, IL  60523
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” commencing on page 3 of this current report, which may cause our or our industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this report, the terms “we”, “us”, “our” and “Nature’s Call” mean Nature’s Call Brands, Inc. unless otherwise indicated.

We are a development stage corporation. Our plan is to become a wholesaler of water filtration systems manufactured in North America for sale and distribution in the emerging markets of Russia and other Eastern European countries.  We have limited active business operations and no significant assets.

Item 5.01 Changes in Control of Registrant

Pursuant to the terms of the Affiliate Stock Purchase Agreement (the “Agreement”) dated September 3, 2010 between Robbie Manis with Andrian Burenta, Inga Cebanu and Pavel Krykov, Robbie Manis purchased 6,000,000 shares of common stock from the following persons:

Andrian Burenta	2,500,000 shares
Inga Cebanu	1,000,000 shares
Pavel Krykov	2,500,000 shares

The purchase price of the shares was $60,000, which was paid in cash and by the personal funds of Mr. Manis.

Robbie Manis now owns 6,000,000 of our shares of common stock, which is 66.3% of our issued and outstanding shares of September 3, 2010.

Effective September 3, 2010, Andrian Burenta resigned as our President and Chief Executive Officer and Inga Cebanu resigned as our Secretary, Treasurer and Chief Financial Officer.  Also, effective September 3, 2010, Mr. Manis was appointed as our President, Treasurer, Secretary, Chief Executive Officer, Chief Financial Officer and to our company’s board of directors, which increased the current board of directors to four members.

Andrian Burenta, Inga Cebanu and Pavel Krykov wish to resign as directors of our company, which would result in Mr. Manis being the sole director of our company.  The resignations will be effective ten (10) days after the filing of an Information Statement with the Securities and Exchange Commission and its mailing or delivery to all of our shareholders in compliance with Section 14(f) of the Exchange Act and Rule 14f-1 or Regulation 14E thereunder.

FORM 10 INFORMATION

RISK FACTORS

In addition to other information in this current report, the following risk factors should be carefully considered in evaluating our business because such factors may have a significant impact on our business, operating results, liquidity and financial condition. As a result of the risk factors set forth below, actual results could differ materially from those projected in any forward-looking statements. Additional risks and uncertainties not presently known to us, or that we currently consider to be immaterial, may also impact our business, operating results, liquidity and financial condition. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, the trading price of our securities could decline, and you may lose all or part of your investment.

Risks Associated with the Industry

We are susceptible to general economic conditions, and a downturn in our industries or a reduction in spending by consumers could adversely affect our operating results.

The household appliances industry in general has historically been characterized by a high degree of volatility and subject to substantial cyclical variations.  Our operating results will be subject to fluctuations based on general economic conditions, in particular conditions that impact consumer spending and housing construction activity.  A downturn in construction, or housing sectors could be expected to directly and negatively impact sales of our portfolio products in these sectors, which could cause a decrease in revenue and harm our sales.  Difficult economic conditions could also increase the risk of extending credit to our distributors and retailers.  In the event we enter into a factoring relationship, a customer’s financial problems would limit the amount of customer receivables that we could assign to such factor on the receivables, and could cause us to assume more credit risk relating to those assigned receivables or to curtail business with that customer.

Our international operations are subject to political, economic risks and foreign currency fluctuations.

We expect that most of our sales will be generated outside the United States.  We will be accordingly subject to a number of risks relating to doing business internationally, any of which could significantly harm our business, including:

•	political and economic instability;

•	inflation;

•	exchange controls and currency exchange rates;

•	foreign tax treaties and policies; and

•	restrictions on the transfer of funds to and from foreign countries.

Our financial performance on a U.S. dollar denominated basis is also subject to fluctuations in currency exchange rates.  These fluctuations could cause our results of operations to vary materially.  From time to time, we may enter into agreements seeking to reduce the effects of our exposure to currency fluctuations, but these agreements may not be effective in reducing our exposure to currency fluctuations or may not be available at a cost effective price.  We are not currently entered into any of these agreements.

We operate in very competitive markets and may be unable to compete effectively in the worldwide household appliances industry.

Competition in the household appliances retailing industry is intense.  We face a variety of competitive challenges from domestic and international retailers, distributors, and manufacturers including a number of competitors that have substantially greater financial and marketing resources than we do.  The principal competitive factors include quality and assortment of products, products price, schedules and reliability of delivery, and the range and quality of customer services.  Due to limited financing, and fierce competition from multinational wholesalers and retailers we may not be able to generate revenues and will have to cease operations.  In addition, it is possible that mass-market discount retailers will increase their investment and enclose water treatment products in their retail operations, thereby achieving greater market penetration and placing additional competitive pressures on our business.

Many of our competitors are larger than we are and have substantially greater resources than we have and, as a result, may be able to adapt more quickly to changing market conditions and exploit new opportunities and supply their products more quickly and effectively than us.  Many of these wholesalers and retailers have better name recognition among consumers and purchase significantly more merchandise from vendors.

Our dependence on independent manufacturers reduces our ability to control the quality, price, and shipment of the products we re-sell, which could harm our sales, reputation, and overall profitability.

We will depend on independent manufacturers to maintain sufficient manufacturing and shipping capacity in an environment characterized by declining prices, labor shortages, continuing cost pressure and increased demands for product innovation and speed-to-market.  This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality.  In addition, a contractor’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers.  The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices, or reduce future orders, any of which could harm our sales, reputation, and overall profitability.  We will depend on third parties to transport and deliver the products we will re-sell.  Due to the fact that we do not have any independent transportation or delivery capabilities of our own, if these third parties are unable to transport or deliver our merchandise for any reason, or if they increase the price of their services, including as a result of increases in the cost of fuel, our operations and financial performance may be adversely affected.

We currently do not have long-term agreements with any of our potential brand manufacturers, and any of these manufacturers may unilaterally terminate their relationship with us at any time in the future.  There is also substantial competition among wholesalers for quality brand manufacturers.  To the extent we are unable to secure or maintain relationships with quality brand manufacturers, our business could be harmed.

General economic conditions, including difficult credit and residential and commercial construction markets, affect demand for our products.

We will compete mostly in residential and commercial markets.  The global credit crisis and recession have adversely affected the robustness of these markets.  Important factors for our businesses include the overall strength of the economy and our customers’ confidence in the economy; industrial and governmental capital spending; the strength of the residential and commercial real estate markets; unemployment rates; availability of consumer and commercial financing for our customers and end-users; and interest rates.  New construction for residential housing and home improvement activity fell dramatically in 2008, 2009 and 2010, which will have a negative effect on our revenue growth.  We believe that weakness in this market and the recent dramatic slowdown in residential and commercial markets will likely negatively affect our revenues and future profit margins.  Any continuing weakness in these markets beyond the current time will negatively affect our sales and financial performance in future periods.

Risks Associated with our Company

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were incorporated on December 3, 2007, have realized $11,254 in revenues, and incurred $60,892 in losses since inception.  We have very little operating history upon which an evaluation of our future success or failure can be made.  Based upon current plans, we expect to incur net operating losses in future periods because we will be incurring expenses and generating revenues, which may not be sufficient to cover our operating costs.  We cannot guarantee that we will be successful in generating significant revenues in the future.  Failure to achieve a sustainable sales level will cause us to go out of business.

There is substantial uncertainty as to whether we will continue operations.  If we discontinue operations, you could lose your investment.

Our registered independent auditors have discussed their uncertainty regarding our business operations in their audit report dated January 15, 2010.  This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such, we may have to cease operations and you could lose your entire investment.

We depend on key personnel.

Our future success will depend in part on the continued service of key personnel, particularly, Robbie Manis our sole executive officer and one of our directors.  Our future success will also depend on our ability to attract and retain key managers, sales people, and others.  We face intense competition for these individuals from well-established multinational, national, and regional wholesale and retail companies.  We may not be able to attract qualified new employees or retain existing employees, which may have a material adverse effect on our results of operations and financial condition.

Because our directors will own 66.3% of our outstanding common stock, if the minimum amount of the offering will be sold, they could make and control corporate decisions that may be disadvantageous to other minority shareholders.

One of our directors, Robbie Manis, owns 66.3% of the outstanding shares of our common stock as of the date of this current report. Such a high level of ownership by such person may have a significant effect in delaying, deferring or preventing any potential change in control of our company.  Additionally, as a result of his high level of ownership, he might be able to strongly influence the actions of our board of directors and the outcome of actions brought to our shareholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our shareholders.

Because our directors and officers are residents of other countries other than the United States, investors may find it difficult to enforce, within the United States, any judgments obtained against our directors and officers.

Our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Failure to achieve and maintain effective internal controls in accordance with section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our business and operating results.

It may be time consuming, difficult and costly for us to develop and implement the additional internal controls, processes, and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal auditing, and other finance staff in order to develop and implement appropriate additional internal controls, processes, and reporting procedures.  If we are unable to comply with these requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires of publicly traded companies.

If we fail to comply in a timely manner with the requirements of Section 404 of the Sarbanes-Oxley Act regarding internal control over financial reporting or to remedy any material weaknesses in our internal controls that we may identify, such failure could result in material misstatements in our financial statements, cause investors to lose confidence in our reported financial information and have a negative effect on the trading price of our common stock.

In connection with our on-going assessment of the effectiveness of our internal control over financial reporting, we may discover “material weaknesses” in our internal controls as defined in standards established by the Public Company Accounting Oversight Board, or the PCAOB.  A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  The PCAOB defines “significant deficiency” as a deficiency that results in more than a remote likelihood that a misstatement of the financial statements that is more than inconsequential will not be prevented or detected.

In the event that a material weakness is identified, we may not be in a position to employ qualified personnel and adopt and implement policies and procedures to address any material weaknesses that we identify.  The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.  We cannot assure you that the measures we will take will remediate any material weaknesses that we may identify or that we will implement and maintain adequate controls over our financial process and reporting in the future.  Any failure to complete our assessment of our internal control over financial reporting, to remediate any material weaknesses that we may identify or to implement new or improved controls, or difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements.  Any such failure could also adversely affect the results of the periodic management evaluations of our internal controls and, in the case of a failure to remediate any material weaknesses that we may identify, would adversely affect the annual auditor attestation reports regarding the effectiveness of our internal control over financial reporting that are required under Section 404 of the Sarbanes-Oxley Act.  Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our common stock.

Risks Relating to our Common Stock

We do not intend to pay dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future.  To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend.  Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price.  This may never happen and investors may lose all of their investment in our company.

There is currently no established public trading market for our common stock.

Our securities are not listed for quotation on any public exchange and there is currently no active trading in our common stock and there is no assurance that an active trading market will ever develop. Accordingly, there is a very high risk that our current stockholders may not be able to be resell their securities at any time in the future.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock, of which 9,050,000 shares are issued and outstanding. Our board of directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privileges of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of our stock in the future.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock.  If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations.  As a result, our business may suffer, and not be successful and we may go out of business.  We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Our stock is a penny stock.  Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock.  The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”.  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Description of Business

Overview

We were incorporated in the State of Nevada on December 3, 2007.  Our plan is to become a wholesaler of water filtration systems manufactured in North America for sale and distribution in the emerging markets of Russia and other Eastern European countries.

We are a development stage company and have limited active business operations and no significant assets. We have limited revenues and have incurred losses since our inception on December 3, 2007. To date, we have funded our initial operations through the issuance of 9,050,000 shares of capital stock for the net proceeds of $36,500 and revenue from sales of $11,254. Due to the uncertainty of our ability to generate sufficient revenues from our operating activities and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due, in their report on our financial statements November 30, 2009, and for the period then ended, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our audited financial statements for the years ended November 30, 2009 and 2008, filed with the United States Securities and Exchange Commission contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our statutory registered agent’s office is located at 1802 North Carson Street, Suite 108, Carson City  89701 and our business office is now located at 346 Lazard Avenue, Mount Royal QC H3R 1P3. Our telephone number is 514.337.5252.

There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We are a start-up, development stage company and have generated minimal revenues.  We cannot guarantee that we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns, such as increases in inventory, shipping, and marketing costs, increases in administration expenditures associated with daily operations, increases in accounting and audit fees, increases in legal fees related to filings and regulatory compliance and increases in travel expenditures.

Our Current Business

Business Model

Natures Call Brands is a wholesaler/distributor of water treatment solutions manufactured in North America for residential and commercial market in Russia.  We had planned to develop a business strategy that will allow us to position ourselves as a supplier of residential and commercial water treatment/purification systems of higher quality directly from American manufacturers.  We were focused on selling water filtration and reverse osmosis systems that have a good reputation in the industry and have been tested and certified in North America. Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business and may expand to complementary types of business. Therefore the following describes what our plans have been until now, which plans are under reconsideration by our new executive officer.

We had planned to position ourselves in a medium to higher price category with strong emphasis on quality and higher perceived value of “Made in America” brands.  We wanted to distinguish ourselves from similar products manufactured locally and in Asia.

We had planned to utilize our directors’ knowledge and experience in the industry and develop a network of local contractors, home renovation companies, and local distributors working directly with home improvement, hardware, and other specialty stores.  We also wanted to implement our referral program through local contractors and engineering and design companies who work in the industry e.g. recommending our water filtration systems to their local commercial and residential clients during the water treatment solution design.

Our revenue was expected to consist of two major sources of income:

-	Revenue from sale of ready-to-install water treatment systems including water filtration systems, reverse osmosis systems and ultraviolet treatment units; and

-	Revenue from sale of supplied replacement filters, cartridges and other components that need to be replaced periodically in already installed water treatment systems.

Water Treatment Technology Overview

Residential and Commercial Water Treatment Technologies

The water treatment systems are classified based on technology and location of the system at users’ premises. There are several types of residential and commercial water treatment technologies available on the market today. The following technologies are used in water treatment systems are ready-to-install and we intend to sell during Short Term (twelve months period) Plan and Long Term (five year period) Plan, along with a brief description of each:

Short Term Plan which is under reconsideration (twelve months period)

- Filtration.  This is the physical process that occurs when liquids, gases, dissolved or suspended matter adhere to the surface of, or in the pores of, an adsorbent medium.  Carbon filters use this technology to filter water.

- Reverse Osmosis.  A process that reverses, by the application of pressure, the flow of water in a natural process of osmosis so that water passes from a more concentrated solution to a more dilute solution through a semi-permeable membrane.  Most reverse osmosis systems incorporate pre- and post-filters along with the membrane itself.

Long Term Plan which is under reconsideration (five year period)

- Ultraviolet Treatment. This treatment style uses ultraviolet light to disinfect water or to reduce the amount of heterotrophic bacteria present in the water.

How it works

Filtration

There are several types of filters can be used in water treatment process:

Activated Carbon filters

Activated Carbon (also known as Activated Charcoal or simply AC) filters are used for the removal of color, odor, and taste from drinking water.  AC has a unique property called adsorption that allows it to remove organic contaminants and chlorine from water just like a sponge.  AC is extremely porous with an exceptionally large surface area, which gives it high absorptive capacity.  AC normally exists as a carbon block (CB), granular (GAC) or powder form (PAC).

City water supply usually contains chlorine for disinfection.  However, chlorine makes water aesthetically unpleasant for drinking.  In addition, trace organic compounds like Trihalomethanes (THM) may be present in water.  The use of AC filters removes these contaminants and improves water quality.  Although they are very effective for the removal of odor and taste, AC filters do not remove particulate, dissolved salts, hardness, or bacteria.  AC filters should be used in conjunction with a sediment filter or filters which incorporate fine filtration and AC together.

Sediment Cartridge Filters

Sediments are small particles that are carried by water flow and eventually deposit in stagnant water.  Sediment filters are the simplest type of filters that remove sediments from water.  In a sense, sediment filters can be thought of as small “water strainers,” where the smaller the pore size of the filter medium, the higher the purification level.  Because pore sizes are very small, they are usually sized in microns (micrometers).  One micron is equivalent to one millionth of a meter.  To put this figure in perspective, human hair is typically 75 microns in size and the human eye can see particles down to 40 microns.

Sediment filter media are classified into “nominal” and “absolute” ratings.  Sediment filters are made of a variety of materials including polypropylene, cotton, and glass fibers.  Sediment filters are typically used as pre-filters to a finer filtration system, such as a Reverse Osmosis system, although they can be used independently.  Unlike activated carbon filters, sediment filters do not remove chlorine, odor, or taste from water.  For typical residential filtration, a 5-micron absolute sediment filter is sufficient to achieve adequate sediment removal.  If microbial contamination is suspected in water, it is essential to use at least a “1-micron absolute” rated filter.

New filtration technologies combine sediment and activated carbon filtration in one unit to remove sediment as well as odor, taste and chlorine from water.  Depending on water quality and usage, sediment filters need to be replaced frequently.

Reverse Osmosis

Reverse Osmosis (RO) is a process of sending pressurized water through a membrane, which allows some of the water to diffuse through as permeate, or product water.  Although some of the water passes through the porous membrane, the membrane prevents solids from passing through it, producing two water streams, a product stream and a waste stream.  By separating the water, the RO process reduces total dissolved solids from the drinking or process water, including most unwanted contaminants and chemicals that can affect many food and non-food related applications. Reverse Osmosis is considered to be one of the best filtration technology available and is used in both industrial and residential water filtration.

In Reverse Osmosis, filtration pressure is applied to the concentrated solution in order to force water through a custom-designed semi-permeable membrane.  Salts, organic compounds, and microorganisms are retained while pure water is filtered out.  The spent concentrated solution – called reject – is drained out.  In typical residential water filtration systems, RO is used in combination with sediment and carbon filtration.  This pre-filtration step is necessary in order to remove silt, sand, chlorine and other chemicals that may shorten the life of the RO membrane.  Water is then pressurized and passed through the RO membrane to produce clean water.  Some systems add a secondary carbon filter to remove any trace chemicals and a UV lamp to kill any microorganisms that might escape filtration by the RO unit.  RO units are conveniently small, operate quietly, and can fit under the kitchen sink.  They do not require frequent maintenance except for replacement of sediment and carbon cartridge filters.  RO membranes are efficient and typically last several years before they require replacement.

Ultraviolet (UV) Treatment

Ultraviolet (UV) light is electromagnetic radiation at the invisible end of the light spectrum that has short wavelength and high energy.  The sun emits UV light but most of it is absorbed by the Ozone layer in the atmosphere.  Direct exposure to UV radiation can have detrimental health effects as it affects the DNA structure of cells.  However, this energy can be utilized in water disinfection.  UV water disinfection lamps emit radiation at a certain wavelength that has germicidal properties.

Radiation is absorbed by microorganisms present in the water, causing the disruption of their DNA structure.  As a result, they become sterile and no longer reproduce.  Although they are not physically removed from water, they are considered dead and not a health risk anymore.  UV radiation is effective for the control of bacteria, viruses, mold, algae, yeasts, and other disease-causing organisms.  UV neither adds nor removes any chemicals or particulates from the water.  Hence, it does not remove sediment, chlorine, or odor if present.  Energy consumption of UV lamps is insignificant, making the technology affordable for microbial control.  Prior to UV sterilization, pre-filtration with sediment or activated carbon filters is normally used to remove sediments, particulates and color that may affect the transmission of UV radiation and sterilization efficiency.  UV treatment systems are available in varying capacities from residential units to large waterworks plants, and are used as the final step before the point of use.

Water Treatment Systems Location

The water treatment systems are classified based on technology and location of the system at users’ premises. Water filtration systems, reverse osmosis systems, ultraviolet treatment systems and water softening systems can be used as Point of Entry (POE) systems or Point-of-Use (POU) systems.  The most common modifications of the systems based on the household location of the system are listed below, along with a brief description of each.

Point-of-Entry (POE) System

These systems typically treat water in batches and deliver water to a single tap, such as a kitchen sink faucet or an auxiliary faucet mounted next to the kitchen sink.  The following table contains a brief explanation of different POU systems, which is ordered from easiest installation/operation to more difficult or complex installation/operation.

System Type	Description
Pour Through

In pour-through products, gravity causes water to drip through a pitcher, which is usually stored in the refrigerator.  They typically have a lower capacity (i.e. can filter fewer gallons) than other types of systems.

Faucet Mount
This type of filter is mounted on an existing kitchen sink faucet (usually replacing the aerator or installed immediately before the aerator).  A diverter is usually used to direct water through the system when treated drinking water is desired.

Counter-Top Manual Fill
This system is usually placed on a counter and filled by pouring water into the system and activating it for a batch of water.  (A manual fill distiller is usually considered to be a Counter-Top Manual Fill.)

Counter-Top Connected to Sink Faucet
This product is usually placed on a counter and connected by tubing to an existing kitchen sink faucet.  The treated water dispenses out of a return tube from the kitchen faucet, or the treated water is dispensed from a spout on the system.

Plumbed-In	This type of system is usually installed under the sink and requires a permanent connection to an existing water pipe. The filtered water is dispensed through the existing sink faucet.
Plumbed-In to Separate Tap	This product installs in the same manner as plumbed-in systems (above). However, the filter water is dispensed through an auxiliary faucet mounted next to the kitchen sink.

Nature’s Call Brands had planned to concentrate on sale and distribution of the above-described systems excluding “Pour Through” and “Counter-Top Manual Fill” products.

These systems typically treat most of the water entering a residence.  Point-of-entry systems, or whole-house systems, are usually installed after the water meter.  (Water meters are usually located in the basement of a house.  In warm weather climates, the water meter may be in the garage or outside of the house.)  A water softener is an example of a POE system.

Competition

Our business is subject to significant competition.  A significant number of U.S. water treatment systems manufacturers supply Russia with high-tech equipment based on technologies such as membrane filtration and automation of water treatment processes, amongst others.  German companies are also participating in the local municipal communal utilities renovation projects.  Other suppliers of the Russian water treatment market are companies from Finland, Sweden, Denmark, U.K., Italy, France, Sweden, Israel, Czech Republic, Switzerland, and Turkey.  The Russian water treatment market is highly competitive and dominated by large multinational Western brands and international retail chains.  One such chain is OBI, a modern European DIY (do-it-yourself) retailer, which operates numerous stores located in European countries with around 12 stores in Russia.  Auchan is another chain, a French retailer who carries variety of water filters and water filtration systems for self installation along with other independent stores throughout Russia.

In addition, a large number of local companies have become dealers and distributors of many U.S. companies such as Pentair, Inc. (a parent of  Everpure Inc. USA ),  Kinetico Inc. (USA), Danamark WaterCare Ltd., (Canada), Pure Aqua (USA), Dime Water Inc etc.

There is also number of large, mid and small size local Russian competitors offering similar products among many others.  Many Russian companies have started to utilize their know-how and manufacture their own branded products with significantly lower price range due to lower labor and manufacturing costs.  Examples are Aquaphor Corporation, a Moscow-based company BIORAY, METTEM-Technologies Ltd, etc.

In our particular product segment, we compete against a diverse group of wholesalers and retailers offering wide range of residential and commercial water purification products.  Moreover, competition is intense and poses great difficulty for smaller companies and distributors.  Nature’s Call Brands will try to offer distinctive products, which address specific consumer needs.  We will target specific group of distributors, wholesalers and companies specializing in installation and maintenance of water treatment systems who are focused on creating an environment with a higher standard of living and are looking for unique products and brands that are not offered by other competitors.

Due to limited financing and fierce competition from multinational wholesalers and retailers, we may not be able to generate sustainable revenues and will have to cease operations.  In addition, it is possible that mass-market discount retailers will increase their investment and enclose water treatment products in their retail operations, thereby achieving greater market penetration and placing additional competitive pressures on our business.

Employees

At present, we have no employees.  We currently operate with a single executive officer, who devotes his time as required to our business operations. Our executive officer is not presently compensated for his services and does not have an employment agreement with us.

Properties

Our principal office is located at 346 Lazard Avenue, Mount Royal QC H3R 1P3. Our principal office is provided by our sole officer and one of our directors at no cost. We believe that the condition of our principal office is satisfactory, suitable and adequate for our current needs.

Plan of Operation

Short term plan ( twelve months)

Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business. The two key elements of our short term plan were to create our initial portfolio of water treatment systems we wanted to sell to the Russian market and test sales performance of these products. Our plan of operation for the next twelve months was to focus on these key elements and on establishing our company’s structure and logistics. We planned to achieve the targeted goals by completing the following stages of our plan of operations:

Phase I – Creating Portfolio of Water Treatment Systems

Initially, we intend to concentrate on two main types of water treatment systems based on technology used for water purification when determining our portfolio of products we wish to carry, such as reverse osmosis systems and water filtration systems:

1)    Reverse Osmosis Systems for residential and light commercial customers.

The Reverse Osmosis Process is the removal of undesirable water contaminants by forcing untreated water through a semi-permeable membrane.  We intented to test and make our selection based on the customers’ feedback the following Point-of-Use types of reverse osmosis systems based on location:

-
Plumbed-In to Separate Tap Under-Sink Reverse Osmosis Systems.  With 4-Stages, 5-Stages and 6-Stage and UV Light and Booster Pump Reverse Osmosis Systems under-sink models offer quality water with the convenience of an under-sink filter.  This system is very convenient for any household.

-
Countertop Connected to Sink Faucet Reverse Osmosis System.  Countertop RO units use the same membranes and filters as larger under-sink units and produce water of the same quality.  “Countertop” means more than that the unit sits on the kitchen cabinet.  It refers to a style of reverse osmosis unit that produces directly into a container and does not have the pressurized storage tank used on “under-sink” reverse osmosis units.  This allows for the omission of several standard under-sink reverse osmosis parts, like automatic shutoff systems and check valves.  The design of this system is simpler and the unit is less expensive.

Countertop reverse osmosis systems are cost effective solution for water purification.  Customers can get more water for their money than with under-sink reverse osmosis systems because with countertop units the storage tank, the ledge faucet, and several small internal parts are not needed.  Water quality with countertops is the same as with under-sink units, however due to the simplicity in their design; they are much more cost effective than under-sink units.

2)    Filtration Systems

We intended to offer “Plumbed In” under-sink water filtration systems with the sanitary quick-change cartridge design that makes cartridge changes very simple and quick.  Under-sink water filtration systems eliminate the impurities of tap water. We intent to carry under-sink water filtration systems with two types of water filter housing: double housing and triple housing for best protection.  Each housing adds a filtration stage to the system.  The following combination of filter cartridges is usually used in under-sink water filters depending on the individual manufacturers:

-Carbon cartridge - removes toxicity, taste, and odors;

- 0.5 micron micro-filtration cartridge - for reduction of bacteria like e-coli, cyst, taste and odor

- Sediment removal cartridge - removes sediments in tap water

- Super carbosyl cartridge - reduces iron, heavy metals, taste, and odor.

These under-sink water filter system are conveniently installed under the kitchen sink and are only used as needed.  No drain line is necessary and they usually come with an installation kit and instructions.

We planned to create our portfolio of these products by sourcing them through industry trade shows, directly contacting North American manufacturers, and searching through industry publications, ads, and referrals.  Initially we wanted to select up to ten different water filtration systems that in our opinion will be most suitable for our targeted consumer.

We intended to fulfill Phase I of our plan through the following stages:

a)
We would buy selected reverse osmosis systems and water filtration systems directly from North American manufacturers and distributors in smaller/trial quantities and start testing them in the most populated cities in Russia.  We have already bought several countertop and under-sink reverse osmosis systems from APEC Water Systems, a California based manufacturer, and shipped and installed these systems in two major cities in Russia, Moscow and Novosibirsk.  In addition to APEC’s reverse osmosis systems, we are going to test the countertop water enhancement system from Sun Water Systems, a Texas based manufacturer.  We have bought two sample packages from Sun Water Systems each containing 1 AQ-4000 Drinking Water Enhancement System, 1 AQ-4100 Pure Shower System, 1 PSB-3 Purity Sports Bottle, and marketing materials.  The samples were sent to our partners (Sibtechmontaz in Novosibirsk and KMZ in Moscow) in Russia for further evaluation. We have not entered into any written agreements with Sibtechmontaz, KMZ or any other company, and, at this point, use their services only for water treatment systems testing. We may choose other companies in the future for system evaluation and installation based on specialization and geographical location.

b)
We would monitor the satisfaction level with the systems we have supplied in order to determine which models are performing the best and are better suited for local water parameters.  We will collect feedback from the distributors and installers and analyze the potential of each individual system and potential target consumer for each tested model.

We planned to complete the Phase I of our plan within the next 12 months. We expected to spend approximately $10,000 on the Phase I of our plan.  Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business and may expand to complementary types of business.

Phase II - Certification

Once the market is tested and product lines are determined, we planned to obtain necessary certifications on the systems required by Russian regulatory authorities.  Goods exported to Russia are subject to one or a combination of mandatory certification systems, which includes GOST R Certificate of Conformity.  The water filtration systems are included in the list of products which are subject to mandatory GOST R certification under the category “Equipment for purification of wastewater, drink water, including household.”

GOST R Certificate of Conformity

The GOST R Certificate of Conformity is the most common and permissive document in Russia testifying that the product meets necessary safety standards.  Original or certified copy of the Certificate of Conformity is required for customs clearance at the Russian border as well as for sale and / or marketing within the country.  The certified product should be marked by the registered GOST R sign (so called Mark of Conformity), which clearly demonstrates product compliance to the applicable Russian standards.

Depending on the annual export volume, there are different types of Certificates of Conformity determining the evaluation procedure:

1.
Single shipment certificates.  The “Consignment Certificate of Conformity” is a trade document valid for one consignment only, i.e. for a certain quantity and type of product.  This kind of certificate is advisable if a company export to Russia sporadically.

2.
Certificates for serial production.  The “Serial Production Certificate of Conformity” is a trade document whose validity can vary from 12 months to 3 years depending on the nature of the products.  Such a document enables a company to export unlimited times and quantities of heterogeneous goods produced during the certificate validity period.  This type of GOST R certificate is especially suitable for the company with regular export activities and a wide product range.  To ensure the compliance of products to Russian standards after the certificate has been issued, an annual inspection by accredited Certification Body is necessary.

We will verify with our prospective suppliers if they have the GOST R certificates for the equipment they manufacture.  There is a chance that some systems, or some parts of the systems, e.g. filter cartridges, have been certified for sale/manufacturing in Russia.  If the certification will be necessary, we plan to hire consultants specializing in GOST R certification.  There are a number of companies in North America that offer these services.  Due to the start up nature of our business, we do not expect large trading volumes and will be seeking certification for each shipment.  There is no guarantee that we will be able to obtain all necessary certifications.  Therefore, we may have to cease our overseas operations and investors will lose all of their investment.

We expected to complete the Phase II of our plan within four months following the completion of the Phase I. We expect to spend approximately $5,000 on Phase II of our plan.  Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business and may expand to complementary types of business.

Phase III – Workforce and Logistics

Once we finalize our product portfolio and determine import requirements to Russia we planned to find and establish our relationship with a freight forwarding company. We will be looking for an established international freight forwarding operator which has its own division in the United States of America. Our search will concentrate on the shipper’s ability to provide the following services:

•	Speedy customs clearance at point of entry.

•	Low freight rates and Russia handling charges at destination.

•	Seamless door to door service from pick up at shipment point through to delivery to Russian client’s premises.

•	Accurate customs entry work, avoiding prohibitive duty rates.

•	Consultancy on all customs related matters i.e. import licensing regulations, quota requirements, duty drawback, transhipments etc.

In addition we will be looking for a shipper who has its own dedicated sea-freight inbound full container load (FCL) and groupage services (LCL), or air-freight consolidation services. Due to the start-up nature of our business we do not expect to ship our products in full container load during the next twelve months of our operations. We will be utilizing the option of shipping our products through a company who ships “less than container” loads on favorable terms.

We planned to hire additional personnel, based on the activity level of our operations and product delivery requirements. In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified sales and managerial personnel.  Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees their absence could have a materially adverse effect on our business, financial condition or results of operations. All future hiring will be subject to financing and sufficient cash flow from operations. If we aren’t successful in raising additional capital for our working capital we may cease our operations and investors will lose all of their investments.

We planned to organize the logistics and finalize our workforce requirement within three months following the completion of Phase II. We planned to spend approximately $2,000 on Phase III of our plan.

Future Operations

Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business.We planned to start selling the products in larger quantities to potential buyers, such as distributors and companies specializing in installation and maintenance of water treatment systems when market tests will be completed, product portfolio determined, all necessary certifications obtained and purchase orders secured.  We do not plan at this point to sell the water treatment systems to individual end users. We will obtain all the necessary information about prospective brands and products we wish to include in our portfolio from the manufacturers to develop a sale support system.  This information will include technical specifications, instructions for installation and recommendations on frequency of replacement of filter cartridges and comparisons to competitors’ systems.

We will evaluate the consumer response to the introduced new products by working closely with distributors, installers, and engineering companies and deciding on whether to keep or adjust our product lines.  Then we will develop a more detailed plan of operations including types of products and next order volumes.

Once we determine number of products, models and prices for the types of systems we will carry, we will start to make orders in larger volumes.  This will allow us to lower our cost of goods and shipping charges.  Upon completion of this stage will start to implement our marketing plan. Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business and may expand to complementary types of business.

Marketing and Financing

Marketing

We planned to locate and establish partnership relations with companies specializing in water treatment systems installation located in major industrial cities in Russia. As of the date of this Current Report we have not entered into any partnership agreements with such companies. We plan to develop a strategic marketing plan, by working together with our future partners, to generate product awareness in geographical areas where we plan to introduce our products.  We planned to focus our marketing strategy in order to generate product awareness amongst the “middle class” population of Moscow, Novosibirsk, Saint Petersburg, and other larger cities.  The middle class represents the potential end user of our products as it has recently become more aware and concerned about the environmental impact of consumption of bottled water and poor quality tap water.  We will actively support our future partners by providing marketing materials and all necessary documentation to promote our products and increase peoples’ awareness of the concept of sustainable living and improving household water quality. We also planned to participate in local trade shows targeting companies involved in design and construction of new housing developments as well as renovation specialists.  The marketing plan will cover the following:

-	Active promotional program including product demonstrations, printing promotional materials, educating buyers and other potential distributors on the brands we carry.

-	Public and media relations program in key areas.

-	Participating in trade shows through local distributors by supplying our products and representing them at the shows to increase customer awareness of our products.

Financing

To date, our cash flow requirements have been primarily met by debt and equity financings.  We do not have sufficient cash flow to meet our capital requirements for the next twelve months.  Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek other sources of financing on favorable terms through the sale of our securities or through the issuance of debt securities, or loans from our directors or financial institutions; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.   If we are unable to generate profits or unable to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of our company’s operations.

Long-term plan

Now that Mr. Manis has become our sole officer, we are reconsidering our plans for development of our business and may expand to complementary types of business. There are four key elements of our long-term plan (next five years) if we continue with this business:

a)	Expansion of our portfolio by diversifying our offerings with broader selections of water treatment products. The next possible types of products may include:

 -  Point-of-entry systems, or whole-house systems.  The whole home water system is a larger, stationary (usually basement-located) unit that filters all the water that enters a home and allows enjoyment of bottled water quality throughout the entire home, including showers, sinks, bathtubs, washing machines, and dishwashers.

- Shower filters. A shower filter is an adjustable shower head with a filter cartridge that filters shower water by removing chlorine, dirt, sediments, and odors.

-   Ultraviolet water purification systems.  UV water systems destroy bacteria, mold, virus, and algae from drinking water and process water without the use of heat or chemicals.  The UV range of purification systems are low cost, easy to use, and good  alternatives to chlorine and ozone for purifying water for domestic, commercial, and small industrial applications.

b)
Introduction of new product categories, e.g. Bottle-less Reverse Osmosis Water Coolers - bottle-less water dispenser with filtration that produces hot and cold water from the tap, eliminating the hassle of replacing heavy 5-gallon water bottles.  Good fit for today’s modern offices and homes.

c)	Expansion of sales territories, increasing number of distributors and uncovering new distribution channels.

d)	Determination of alternative revenue streams by expanding in commercial and industrial water treatment systems.

REPORTS TO SECURITY HOLDERS

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission and our filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-732-0330. The SEC also maintains an Internet site that contains reports, proxy and formation statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Nature’s Call Brands Inc. was formed as a corporation pursuant to the laws of the State of Nevada on December 3, 2007. Our plan is to become a wholesaler of water filtration systems manufactured in North America for sale and distribution in the emerging markets of Russia and other Eastern European countries.

We are a development stage company and have limited active business operations and no significant assets. We have limited revenues and have incurred losses since our inception on December 3, 2007.  To date we funded our initial operations through the issuance of 9,050,000 shares of capital stock for the net proceeds of $36,500 and revenue from sales of $11,254. Due to the uncertainty of our ability to generate sufficient revenues from our operating activities and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due, in their report on our financial statements November 30, 2009, and for the period then ended, our registered independent auditors included additional comments indicating concerns about our ability to continue as a going concern. Our audited financial statements for the years ended November 30, 2009 and 2008, filed with the United States Securities and Exchange Commission contain additional note disclosures describing the circumstances that led to this disclosure by our registered independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Results of Operations

For the six months ended May 31, 2010 compared to the six months ended May 31, 2009

We have not generated any revenues during the six months ended May 31, 2010, and 2009.

General and administrative expenses for the six-month period ended May 31, 2010, were $31,763 compared to $1,537 for the period ended May 31, 2009.  The increase was primarily attributable to increases in professional ($12,200), management fees of $3,000, transfer agent fees of $11,828 as well as an increase of $3,198 in other general and administrative expenses.

We did not record an income tax benefit for a pre-tax loss from continuing operations for the current year period because a deferred tax asset that is associated with this benefit is totally reserved for as our company does not have a sufficient history of income to conclude that it is more likely than not that our company will be able to realize all of its tax benefits in the near future, and therefore a valuation allowance was established in the full value of the deferred tax asset.

Liquidity and Capital Resources

We have incurred $61,194 in operating losses since inception. As of May 31, 2010, we had $8,351 in cash compared to $620 at November 30, 2009.  As of May 31, 2010, we had a working capital deficiency of $24,694, compared to a working capital deficiency of $23,129 as of November 30, 2009.

Net cash used in operating activities for the six months ended May 31, 2010, was $41,071, compared with net cash used of $132 for the prior year period.  The majority of the increase in net cash used was due to an increase in operating losses due to higher operating expenses. No cash was used in investing activities during the six months ended May 31, 2010, and 2009.

Net cash provided by financing activities for the six months ended May 31, 2010, was $48,802, compared to net cash provided by financing activities in the prior year period of $Nil. On March 2, 2010, our company’s Registration Statement on the Form S-1/A filed with the Securities and Exchange Commission was declared effective. During the six months ended May 31, 2010, our company sold 3,050,000 common shares at $0.010 per share for total proceeds of $30,500 pursuant to its Registration Statement.

In addition, $18,302 cash provided by financing activities during the six months ended May 31, 2010, consisted of loans from related parties:

a)
During the six-month period ended May 31, 2010, a director of our company provided a $15,000 loan to our company. The loan is payable on demand, unsecured, bear interest at 5.65% per annum, and consisted of $15,000 of principal due on or after January 22, 2011, and $302 of accrued interest payable as at May 31, 2010.  On September 3 2010, this loan was forgiven.

b)
The former President and the former Chief Financial Officer of our company provides management services to our company.  During the six months ended May 31, 2010 management services of $3,000 (May 31, 2009- Nil) were charged to operations.

We must raise additional funds or achieve profitable operations in order to continue as going concern.  We may not be successful in our efforts to raise additional funds. Even if we are able to raise additional funds through the sale of our securities or through the issuance of debt securities, or loans from our directors or financial institutions our cash needs could be greater than anticipated in which case we could be forced to raise additional capital. At the present time, we have no commitments for any additional financing, and there can be no assurance that, if needed, additional capital will be available to us on commercially acceptable terms or at all. These conditions raise substantial doubt as to our ability to continue as a going concern, which may make it more difficult for us to raise additional capital when needed. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of September 3, 2010, certain information regarding the beneficial ownership of our company’s common stock.  The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of our common Stock; (ii) each of our current directors and officers; and (iii) all of our current officers and directors as a group.  The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Exchange Act.  Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of September 2, 2010 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.

Name and Address of Beneficial Owner	Number of Shares	Percentage(1)

Andrian Burenta KV.150-D.9 Ul.Druzbi Dubkimoscow Obl.	Nil	N/A
Inga Cebanu Ul.Slavyanski Blvd. D.5K.1 Moscow 121352	Nil	N/A
Pavel Krykov Ul.Geogezicheskaya 23.29 Novosibirsk 630087	Nil	N/A
Robbie Manis 346 Lazard Avenue Mount Royal, QC H3R 1P3	6,000,000	66.3%
Executive Officers and Directors as a Group (four persons)	6,000,000	66.3%
* Denotes less than 1%
(1)
Beneficial ownership percentage is based on 9,050,000 shares of common stock as of September 2, 2010.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 2, 2010.  The shares issuable

(2)
pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

There are no outstanding stock options.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following individuals serve as our current directors and executive officers of our company as of the date of this current report.  All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our Company	Age	Date First Elected or Appointed
Andrian Burenta(1)	Director	33	December 3, 2007
Inga Cebanu(2)	Director	26	August 2008
Pavel Krykov(3)	Director	73	December 24, 2008

(1)           Andrian Burenta resigned as the President and Chief Executive Officer of our company on September 3, 2010 and will resign as a director of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.

(2)           Inga Cebanu resigned as the Secretary, Treasurer and Chief Financial Officer of our company on September 3, 2010 and will resign as a director of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.

(3)           Pavel Krykov will resign as a director of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.

The following individual will serve as our sole director and executive officer of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.:

Name	Position Held with our Company	Age	Date First Elected or Appointed
Robbie Manis(1)	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Director	42	September 3, 2010

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Andrian Burenta was our President and Chief Executive Officer from inception on December 3, 2007 to September 3, 2010 and has been a member of our board of directors since December 3, 2007.  He graduated from Army Command and General Staff College and served in the Army until 2002.  After he ended his military career, Mr. Burenta started his own construction company where he served as C.E.O. and general manager for the past five years. His company was involved in a number of construction projects including several joint venture residential developments as well as commercial renovation projects in Moscow.  Mr. Burenta is not an officer or director of any other reporting company.

Mrs. Inga Cebanu was our Secretary, Treasurer and Chief Financial Officer from August 2008 to September 3, 2010 and has been a member of the board of directors since August of 2008.  From March 2002 to August 2007, Mrs. Cebanu held various positions in the construction industry in project management teams and was responsible for managing all phases of residential and commercial construction projects.

Mr. Pavel Krykov has been a director of our company since December 24, 2008.  He graduated from the Novosibirsk College of Civil Engineering and has been working for engineering companies as a professional engineer designing water supply and water treatment systems for over 25 years.  His duties as a professional engineer included designing projects, preparing, reviewing, and negotiating cost estimates, drafting plans/specifications, and collecting site data.  His duties in supervisory capacity included overseeing the construction of municipal buildings, directing and managing departmental personnel, including building inspectors, clerical personnel and enforcing building codes and regulations.  Since 1998 to present Mr. Krykov has held the position of Supervisor of Building division for City Hall of Kaliniski District of Novosibirsk, the third largest city in Russia.  He is responsible for administering the Building Code and other applicable laws.  Mr. Krykov is also responsible for the inspection of new construction and developments. Mr. Krykov is not an officer or director of any other reporting company.

Mr. Robbie Manis has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and a director of our company since September 3, 2010.  Mr. Manis is a seasoned finance professional.  Since 2006, he has served as the Chief Financial Officer and director of Big Stick Media Corporation (“BSM”).  In this role, Mr. Manis has overseen all aspects of BSM’s financial and reporting obligations, its fund raising efforts, liaison with its public shareholders and regulatory responsibilities.  Prior to his involvement with BSM, Mr. Manis was engaged in a number of financial capacities including project finance, structured finance, private equity and taxation. He brings significant background as well as business and public company experience to his new position with the Company.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Involvement in Certain Legal Proceedings

During the past five years, none of our officers, directors, promoters or control persons have had any of the following events occur:

•	a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;
•
being subject to any order, judgement or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and/or

•
being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended or vacated.

EXECUTIVE COMPENSATION

General

The following table sets out the details of the executive compensation paid to our executive officers during our last fiscal year ended November 30, 2009.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Andrian Burenta President, Chief Executive Officer and Director(1)	2009	-	-	-	-	-	-	1,750(2)	1,750(2)
Inga Cebanu Secretary, Treasurer, Chief Financial Officer and Director(3)	2009	-	-	-	-	-	-	750(4)	750(4)

(1)
Andrian Burenta was our President and Chief Executive Officer from December 3, 2007 to September 3, 2010 and has been a director of our company since December 3, 2007.  Mr. Burenta will resign as a director of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.

(2)
Mr. Burenta provides management services to our company as per unwritten arrangement with our company. These services include: overseeing daily operations; corresponding with customers, vendors, professional firms and regulatory authorities; identifying potential products for our portfolio; monitoring our company’s reporting and compliance activities. During the year ended November 30, 2009, management services of $1,750 were charged to operations.

(3)
Inga Cebanu was our Secretary, Treasurer and Chief Financial Officer from August 2008 to September 3, 2010 and has been a director of our company since August 2008.  Mrs. Cebanu will resign as a director of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.

(4)	Mrs. Cebanu provides management services to our company. During the year ended November 30, 2009 management services of $750 were charged to operations.

Compensation Discussion and Analysis

There are no arrangements or plans in which we provide pension, retirement or similar benefits for our director or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our director or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

We have not adopted any equity compensation plan and no stock, options, or other equity securities were awarded to our executive officers in the fiscal year ended November 30, 2009. There were no options exercised by any officer or director of our company during the fiscal year ended November 30, 2009.

Long-Term Incentive Plan

Currently, our company does not have a long-term incentive plan in favour of any director, officer, consultant or employee of our company.

Compensation of Directors

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation ($)	Total ($)
Pavel Krykov Director(1)	2009	-	-	-	-	-	-	2,700(2)	2,700(2)

(1)
Pavel Krykov has been a director of our company since December 24, 2008.  Mr. Krykov will resign as a director of our company on the 11th day after the mailing of an Information Statement on Schedule 14f-1.

(2)
Mr. Krykov provides consulting services to our company as per unwritten arrangement with our company. These services include: corresponding with customers, vendors and professional firms. During the year ended November 30, 2009, we incurred $2,700 in consulting fees with Mr. Krykov.

Other than the consulting fee paid to Mr. Krykov, we have no formal plan for compensating our directors for service in their capacity as directors, although our directors may in the future receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee in the event that one is established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. During the year ended November 30, 2009, we incurred $2,700 in consulting fees with Mr. Krykov.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Except as set out below, since the beginning of our last fiscal year we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of our average total assets for the last two fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest:

The former President and the former Chief Financial Officer of our company provide management services to our company. During the year ended November 30, 2009, management services of $2,500 (November 30, 2008 - $Nil) were charged to operations.

A director of our company provides consulting services to our company.  During the year ended November 30, 2009, consulting services of $2,700 (November 30, 2008 - $Nil) were charged to operations.

As of November 30, 2009, our company owed to directors of our company $2,689 for management, consulting and loans for working capital purposes. Such loans are unsecured, non-interest bearing, and have no terms for repayment.

LEGAL PROCEEDINGS

We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares of common stock are quoted on the OTC Bulletin Board under the symbol “NATC”.  Our CUSIP number is 63902J 105.  As of the date of this current report, trading in our common stock has not commenced, therefore no table of high/low bid prices is presented in this current report.

Holders of our Common Stock

Our common shares are issued in registered form. Island Stock Transfer, of St. Petersburg, Florida is our stock transfer agent. They can be contacted by telephone at 727-289-0010 and by facsimile at 727-289-0069.

As of August 27, 2010, the shareholders’ list of our shares of common stock showed 35 registered shareholders holding 9,050,000 shares; there are no shares held by broker-dealers. There are 9,050,000 shares outstanding.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans in place.

RECENT SALES OF UNREGISTERED SECURITIES

None.

DESCRIPTION OF REGISTRANT’S SECURITIES

As of August 27, 2010, there were 9,050,000 shares of our common stock issued and outstanding, held by 35 holders of record.

Common Stock

Our authorized capital stock consists of 750,000,000 shares of common stock, par value $0.001 per share. Our shareholders (i) have equal rateable rights to dividends from funds legally available therefor, when, as and if declared by the board of directors; (ii) are entitled to share rateably in all of the assets for distribution to holders of common stock upon liquidation, dissolution or winding up of our business affairs; (iii) do not have pre-emptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid and non-assessable.

There are no provisions in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company or a change in type of business.

Dividends

We have not declared any dividends since incorporation and do not anticipate that we will do so in the foreseeable future. Although there are no restrictions that limit the ability to pay dividends on our common shares, our intention is to retain future earnings for use in our operations and the expansion of our business.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to Directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure during the two fiscal years and interim periods, including the interim period up through the date the relationship ended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 3, 2010, Andrian Burenta resigned as our President and Chief Executive Officer and Inga Cebanu resigned as our Secretary, Treasurer and Chief Financial Officer.  As a result of the resignation, we appointed Robbie Manis as our new President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and to the board of directors.

There was no disagreement between each of Andrian Burenta, Inga Cebanu and Pavel Krykov and our company’s policies or procedures and Messrs. Burenta and Krykov and Mrs. Cebanu remain on our board of directors.

There are no family relationships between Mr. Manis and our board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S CALL BRANDS, INC.

Per:      /s/ Robbie Manis
Robbie Manis
President, Chief Executive Officer, Secretary,
Treasurer and Director
September 3, 2010